Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
U.S. WELL SERVICES, LLC

USW FINANCING CORP.

For Tender of
Any And All Outstanding
14.50% Senior Secured Notes due 2017 In Exchange For
14.50% Senior Secured Notes due 2017
Which Have Been Registered Under the Securities Act of 1933
Pursuant to the Prospectus Dated [•], 2014

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the 14.50% Senior Secured Notes due 2017 (the “Old Notes”), of U.S. Well Services, LLC and USW Financing Corp. are not immediately available, (ii) the Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”), on or prior to the Expiration Date (defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis.  This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent.  See “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery,” in the Prospectus.  In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date.  Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [•], 2014 (the “Expiration date”) UNLESS THE OFFER IS EXTENDED.  TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
Delivery by Registered or Certified Mail:	Facsimile Transmissions: (Eligible Institutions Only)	Overnight Delivery or Regular Mail:

The Bank of New York Mellon Trust
Company, N.A.
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations
Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Christopher Landers

(732) 667-9408 To Confirm by Telephone or for Information Call: (315) 414-3367

The Bank of New York Mellon Trust
Company, N.A.
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations
Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Christopher Landers

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to U.S. Well Services, LLC and USW Financing Corp. (collectively, the “Issuers”), upon the terms and subject to the conditions set forth in the Prospectus dated [•], 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery.”

Aggregate PrincipalName(s) of Registered holder(s):

Amount

Amount Tendered: $

Certificate No(s)
(if available):

$

(TOTAL PRINCIPAL AMOUNT REPRESENTED BY OLD NOTES CERTIFICATE(S))

If Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

* Must be in denominations of principal amount of $1.00 and any integral multiples of $1.00.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

x x

x x

Signature(s) of Owner(s) or Authorized Signatory	Date:

Area Code and Telephone Number:

Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuers, provide proper evidence satisfactory to the Issusers of such person’s authority to so act.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of FirmAuthorized Signature

AddressTitle

(Please Type or Print)

Zip Code

Area Code and Telephone

Number: Date:

NOTE:DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM, CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.